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                                                                  Exhibit 23.3

                 CONSENT TO BE NAMED IN REGISTRATION STATEMENT

     As a director nominee of PC Service Source, Inc. (the "PCSS"). I hereby consent to the inclusion in the Registration Statement on Form S-1 (the "Registration Statement") pertaining to the offering of PCSS common stock filed in May 1996, and any amendments thereto, of my name as a nominee to become a director of the PCSS. I also consent to the inclusion of my signature which will appear in typed form within the electronic filing of such Registration Statement to be filed with the Securities and Exchange Commission through its Edgar filing system and all amendments thereto.


Dated: May 15, 1996                             Signature



                                                       /s/  JAY HAFT
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                                                Print Name: Jay Haft
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